EXHIBIT 32.1

Certification by the Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of LAVA Therapeutics N.V. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Stephen Hurly, Director and Chief Executive Officer of the Company, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2025

By:	/s/ Stephen Hurly
Name:	Stephen Hurly
Title:

Director and Chief Executive Officer (Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act or 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.